POWER OF ATTORNEY

I, the undersigned trustee or officer of the Quantitative Group of Funds, (Series individually listed on Annex A) for which Quantitative Investment Advisors, Inc. acts as investment adviser, hereby constitute and appoint Willard L. Umphrey, Leon Okurowski and Sandra I. Madden, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and the capacities indicated below, (i) any Registration Statement on Form N-1A, Form N-14, or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto filed by the Quantitative Group of Funds or any investment company for which Quantitative Investment Advisors, Inc. or any of its affiliates acts as investment adviser in the future (each a “Trust”) of which I am now or am on the date of such filing a Trustee or officer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable each Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all Registration Statements and amendments to said Registration Statement.

IN WITNESS WHEREOF, I have hereunder set my hand on this 29th day of April, 2008.

/s/ Robert M. Armstrong Robert M. Armstrong	/s/ Clinton S. Marshall Clinton S. Marshall
/s/ John M. Bulbrook John M. Bulbrook	/s/ Leon Okurowski Leon Okurowski
/s/ Edward E. Burrows Edward E. Burrows	/s/ Sandra I. Madden Sandra I. Madden

/s/ Willard L. Umphrey Willard L. Umphrey	/s/ William H. Dunlap William H. Dunlap

POWER OF ATTORNEY

ANNEX A

Quant Emerging Markets Fund

Quant Foreign Value Fund

Quant Long/Short Fund

Quant Small Cap Fund

Quant Foreign Value Small Cap Fund